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                                                                    EXHIBIT 21.1

                                  SUBSIDIARIES

EWC Aviation Corp., a Texas corporation

EWC GP Corp., a Delaware corporation

EWC LP Corp., a Delaware corporation

Encore Wire Limited, a Texas Limited Partnership